Exhibit T3A-26.2

R/P 566013
fee 800.00
copies 700.00
1500.00

FORM 1

COMPANIES ACT, 1991

(Section 5)

ARTICLES OF INCORPORATION

OF

U-MOBILE (CELLULAR) INC.

(AMENDED PURSUANT TO A SPECIAL RESOLUTION DULY PASSED ON 09 NOVEMBER 2006)

1.	**Name of Company**	**Company No.**
	U-Mobile (Cellular) Inc.	4715

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2. **The classes and any maximum number of shares that the company is authorised to issue**

500,000 (five hundred thousand) ordinary shares at the value of $1.00

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3. **Restrictions (if any) on share transfers**

None

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4. **Number (or minimum and maximum numbers) of directors**

Minimum (1) Maximum (6)

REGISTRAR OF JOINT STOCK COMPANIES GUYANA

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5. **Restrictions if any on business the company may carry on**

Such restrictions as may be imposed by any existing law

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6. **Other provisions if any**

None

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7. **Date** **Signature** **Title**